EXHIBIT 5.1

ARNALL GOLDEN GREGORY LLP

171 17TH STREET, NW

SUITE 2100

ATLANTA, GEORGIA 30363-1031

TELEPHONE (404) 873-8500 – FACSIMILE (404) 873-8501

August 5, 2015

CryoLife, Inc.

1655 Roberts Boulevard, N.W.

Kennesaw, Georgia 30144

Re:	Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to CryoLife, Inc., a Florida corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount, with an aggregate offering price not to exceed $150,000,000, of the following securities: (i) common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) one or more classes or series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), interests in which may be represented by depositary shares of the Company (“Depositary Shares”); (iii) one or more series of debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities”) (collectively, the “Debt Securities”); (iv) warrants (the “Warrants”) to purchase shares of Common Stock or Preferred Stock, Debt Securities or Depositary Shares, which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, the forms of which will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference into the Registration Statement (each, a “Warrant Agreement”); and (v) units comprised of one or more shares of Preferred Stock, shares of Common Stock, Debt Securities, Depositary Shares and Warrants, in any combination (collectively, the “Units”). The Preferred Stock, the Common Stock, Debt Securities, the Warrants, the Depositary Shares and the Units are collectively referred to herein as the “Securities.”

The Senior Debt Securities will be issued under an Indenture (the “Senior Indenture”) between the Company and such trustee as shall be named therein (the “Senior Trustee”), the form of which is attached as an exhibit to the Registration Statement. The Subordinated Debt

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Securities will be issued under an Indenture (the “Subordinated Indenture”) between the Company and such trustee as shall be named therein (the “Subordinated Trustee,” and together with the Senior Trustee, each a “Trustee”), the form of which is attached as an exhibit to the Registration Statement. The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.” The Depositary Shares will be issued under a depositary agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or a report on Form 8-K incorporated by reference therein (a “Depositary Agreement”). The Units may be issued under one or more unit agreements between the Company and a unit agent selected by the Company (the “Unit Agent”), the forms of which will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference into the Registration Statement (each, a “Unit Agreement”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement and exhibits thereto (including the Indentures); (ii) the Amended and Restated Articles of Incorporation of the Company as currently in effect (the “Articles of Incorporation”); (iii) the Amended and Restated Bylaws of the Company as currently in effect (the “Bylaws”); and (iv) the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Registration Statement and the issuance of the Securities (the “Board Resolutions”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed.

August 5, 2015

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any offering of Common Stock (the “Offered Common Stock”), the shares of the Offered Common Stock, including any shares of Offered Common Stock to be issued upon conversion or exchange of Preferred Stock or conversion of Warrants, will be validly authorized, legally issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

2. With respect to any offering of any series of Preferred Stock (the “Offered Preferred Stock”), when the Articles of Amendment (as hereinafter defined) have been duly filed with the Secretary of State of the State of Florida, the shares of the Offered Preferred Stock, including any shares of Offered Preferred Stock to be issued upon conversion of Warrants, will be validly authorized, legally issued, fully paid and non-assessable, provided that the consideration therefor is not less than the par value thereof.

3. With respect to the Debt Securities to be issued under the Indentures, when (i) the Trustees are qualified to act as Trustees under the Indentures, (ii) the Trustees have duly executed and delivered the Indentures, (iii) the Indentures have been duly authorized and validly executed and delivered by the Company to the Trustees, (iv) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the Board or a duly appointed committee thereof has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities, the terms of the offering thereof, and related matters, and (vi) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities, including any Debt Securities to be issued upon the conversion of Warrants, will be validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any offering of any series of Depositary Shares (the “Offered Depositary Shares”), when (i) the Depositary Agreement relating to the Offered Depositary Shares has been duly executed and delivered as contemplated by the Board Resolutions or other action by the Board or a duly appointed committee thereof; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of the Articles of Amendment relating to the Preferred Stock underlying such Depositary Shares and the filing of the Articles of Amendment with the Secretary of State of the State of Florida; and (iii) the Preferred Stock that is represented by the Offered Depositary Shares has been delivered to the Depositary in accordance with the laws of the State of Florida, (1) the Offered Depositary Shares will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (2) when the receipts evidencing the Offered Depositary Shares (“Receipts”) are

August 5, 2015

duly issued against the deposit of the Preferred Stock in accordance with the Depositary Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Depositary Agreement.

5. With respect to any offering of Warrants, when (i) the applicable Warrant Agreement has been authorized by the Company and the Warrant Agent, if any, by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, if any; (iii) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants in conformity with the Warrant Agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent, if any, pursuant to any Warrant Agreement and delivered against payment therefor, then the Warrants will have been validly issued, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Warrant Agreement.

6. With respect to any offering of Units, when (i) the Units and the applicable Unit Agreement, if any, have been authorized by the Company and the Unit Agent, if any, by all necessary corporate action; (ii) the Unit Agreement, if any, has been duly executed and delivered by the Company and the Unit Agent, if any; (iii) the Board has taken all necessary corporate action to approve the issuance and terms of the Units and all securities comprising the Units, in conformity with any applicable Unit Agreement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement, if any, and delivered against payment therefor, then the Units will have been validly issued, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of any applicable Unit Agreement.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”): (i) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have taken all necessary corporate action to establish the terms of the Offered Securities and authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters (including, without limitation, with respect to Offered Preferred Stock, the execution, acknowledgment and filing of Articles of Amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) in accordance with the applicable provisions of the Business Corporation Act of the State of Florida) and such

August 5, 2015

authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been established in conformity with the Articles of Incorporation, the Bylaws, any applicable Indenture, Depositary, Warrant or Unit Agreement, and any other relevant agreement so as not to violate any applicable law, the Articles of Incorporation or the Bylaws (subject to the further assumption that the Articles of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Offered Securities, and any certificates or receipts representing the interests in the relevant Offered Securities, have been authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been issued and sold in accordance with any relevant agreement, any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto; (iv) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (viii) the Company will remain duly organized and in good standing under Florida law; and (ix) in the case of the Articles of Amendment, an Indenture, a Depositary Agreement, a Warrant Agreement, a Unit Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

We have assumed that the Indentures will be duly authorized, executed and delivered by the applicable Trustee in the forms to be filed as exhibits to the Registration Statement. We also have assumed that any Depositary Agreement will be duly authorized, executed and delivered by the Depositary in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein, and the Depositary Receipts will be duly signed by the Depositary. We also have assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement, if one is used, will be duly authorized, executed and delivered by the Warrant Agent in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We also have assumed that any Units offered under the Registration Statement,

August 5, 2015

and the related Unit Agreement, if any, will be duly authorized, executed and delivered by the Unit Agent in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

The foregoing opinions are limited to the laws of the State of Florida and the State of Georgia, and the laws of the State of New York with respect to the enforceability of the Debt Securities only, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or transfer, or similar laws affecting the rights and remedies of creditors’ generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality); (ii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that:

(a)	purports to excuse a party from liability for the party’s own acts;

(b)	purports to make void any act done in contravention thereof;

(c)	purports to authorize a party to act in the party’s sole discretion or purports to provide that determination by a party is conclusive;

(d)	requires waivers or amendments to be made only in writing;

(e)	purports to effect waivers of: (i) constitutional, statutory or equitable rights, (ii) the effect of applicable laws, (iii) any statute of limitations, (iv) broadly or vaguely stated rights, (v) unknown future defenses, or (vi) rights to damages;

(f)	imposes or permits: (i) liquidated damages, (ii) the appointment of a receiver, (iii) penalties, (iv) indemnification for gross negligence, willful misconduct or other wrongdoing, (v) confessions of judgment, or (vi) rights of self-help or forfeiture;

(g)	purports to limit or alter laws requiring mitigation of damages;

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(h)	concerns choice of forum, consent or submission to the personal or subject matter jurisdiction of courts, venue of actions, means of service of process, waivers of rights to jury trials, and agreements regarding arbitration;

(i)	purports to reconstitute the terms thereof as necessary to avoid a claim or defense of usury;

(j)	purports to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees;

(k)	relates to the evidentiary standards or other standards by which such documents are to be construed, including, but not limited to, provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings;

(l)	enumerates that remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative;

(m)	constitutes severability provisions;

(n)	permits the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform;

(o)	purports to create rights to setoff otherwise than in accordance with applicable law;

(p)	contains a blanket prohibition on assignments or a specific prohibition on assignment of payments due or to come due; or

(q)	purports to entitle any party to specific performance of any provision thereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ ARNALL GOLDEN GREGORY LLP

ARNALL GOLDEN GREGORY LLP